                                                                    EXHIBIT 10.1


                        ANNALY MORTGAGE MANAGEMENT, INC.

                                3,600,000 Shares

                                  Common Stock

                               PURCHASE AGREEMENT
                               ------------------

                                                               February 12, 1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Dear Sirs:

          Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser"), 3,600,000 shares (the "Shares"), of its common stock par value $.01 per share ("Common Stock"). The sale of Shares to you will be made without registration of the Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by
Section 4(2) thereof. You have advised the Company that you will make an offering of the Shares purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

          In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, dated January 27, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated February 12, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Initial Purchaser of the Shares. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits thereto.

          The holders of the Shares will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchaser (the "Registration Rights Agreement").

1.        Representations and Warranties.
          ------------------------------

          (a) The Company represents and warrants to, and agrees with, the Initial Purchaser as set forth below in this Section 1.

              (i) Each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

               (ii) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation
          D) in connection with the offering of the Shares. For purposes of this Agreement, the Initial Purchaser shall not be considered an affiliate of the Company.

               (iii)  It is not necessary in connection with the offer, sale and
          delivery of   the Shares in the manner contemplated by this Agreement
          and the Final Memorandum to register the Shares under the Act except as contemplated by the Registration Rights Agreement.

               (iv) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Shares, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

               (v)  The Shares satisfy the requirements set forth in Rule
          144A(d)(3) under   the Act.  The Company has been advised by the
          National Association of Securities Dealers, Inc. PORTAL Market that the Shares have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

               (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not or would not result in a material adverse change in the condition (financial or otherwise), management, business, prospects, net worth or results of operations of the Company (a "Material Adverse Effect").

               (vii) The Company has full power (corporate and other) to own or lease its properties and conduct its business as described in the Final Memorandum; and the Company has full power (corporate and other) to enter into this Agreement and the Registration Rights Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it.

               (viii) The Company has no subsidiaries and does not own, directly or indirectly, any shares of stock or other equity securities of any corporations or any equity interest in any firm, partnership, joint venture, association or other entity.

               (ix) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares been duly authorized and at the Closing Date, after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. At the Closing Date, no holders of outstanding shares of capital stock of the Company will be entitled to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company has any right to require the Company to register the offer or sale of any securities owned by such holder under the Act other than pursuant to the Registration Rights Agreement.

               (x) The capital stock of the Company conforms to the description thereof contained in the Final Memorandum.

               (xi) Except as disclosed in the Final Memorandum, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, and the description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Final

          Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

               (xii) The financial statements and schedules of the Company included in the Final Memorandum fairly present in all material respects the financial position of the Company as of the date therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved.

               (xiii) Deloitte & Touche LLP, who have audited certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Final Memorandum, are independent public accountants within the meaning of Rule 101 of the AICPA's Code of Professional Conduct.

               (xiv) The execution and delivery of this Agreement and the Registration Rights Agreement have been duly authorized by the Company and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and each is the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles.

               (xv) No legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject and no such proceedings have been threatened against the Company or with respect to any of its properties.

               (xvi)     No consent, approval, authorization, registration,
          qualification or order     of or with any court or governmental agency
          or body is required to be obtained by the Company for the issue or sale of the Shares or for the consummation of any other of the transactions herein contemplated or for the fulfillment of the terms of this Agreement herein or in the Registration Rights Agreement except the registration statement pursuant to the Registration Rights Agreement which, in accordance with the terms thereof, must be declared effective by the Commission, and such as have been obtained and such as may be required under the blue sky laws of any jurisdiction.

               (xvii)  Neither the issue or sale of the Shares, nor the
          consummation of any   other of the transactions contemplated herein or
          in the Registration Rights Agreement nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, or constitute a default under, any law or regulation or the articles of incorporation or by-laws of the Company or the terms of any indenture, credit agreement, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or any statute or any judgment, order, decree, rule or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

               (xviii) Subsequent to the respective dates as of which information is given in the Final Memorandum, and except as described in or specifically contemplated by the Final Memorandum, (i) the Company has not incurred any material liabilities or obligations, direct or indirect, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than the sale of the Shares hereunder), or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum.

               (xix) Neither the Company nor any employee of the Company has made any payment of funds of the Company prohibited by law and no funds of the Company have been set aside to be used for any payment prohibited by law.

               (xx) (a) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities material to the conduct its business, all of which are valid and in full force and effect, and (b) the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

               (xxi) The Company is not in violation of any provision of its articles of incorporation or bylaws.

               (xxii) The Company is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

               (xxiii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and this transaction will not cause the Company to become an "investment company" or an entity "controlled" by an "investment company" under the 1940 Act.

               (xxiv) The Company has filed all necessary foreign, federal, state and local tax returns that are required to be filed on or before the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it and required to be paid on or before the date hereof; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could have a Material Adverse Effect.

               (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxvi) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or may be affected, in any respect that would have a Material Adverse Effect.

               (xxvii) The Company owns no real property. The Company has good and marketable title to all the properties and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by the Company, and except as described in or contemplated by the Final Memorandum. The Company holds its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not materially significant to the business of the Company.

               (xxviii) No labor dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent that could result in a Material Adverse Effect.

               (xxix) The Company owns or possesses, or can acquire on reasonable terms, all necessary trademarks, service marks, trade names, licenses, patents, copyrights and proprietary or other confidential information to conduct its business as now conducted or as proposed to be conducted; and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xxx) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (xxxi) Neither the Company nor any of its officers, directors, employees or stockholders have incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the discount and fees to be received by the Initial Purchaser.

               (xxxii) As of the Closing Date, the Company will be organized and intends to operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and will elect to, will use its best efforts to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

               (xxxiii)  The description set forth under the heading "ERISA
          Considerations"   is true and correct in all material respects.

          (b) Any certificate signed by any officer of the Company or any of its affiliates and delivered to the Initial Purchaser or its counsel shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

     2.   Purchase and Sale. Subject to the terms and conditions and in reliance
          -----------------
upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, 3,600,000 shares of Common Stock at a price per share of $9.30 which is equal to the initial offering price of $10.00 per Share less the discount to the Initial Purchaser of $.70 per Share.

     3.   Delivery and Payment. Certificates for the Shares shall be registered
          --------------------
in such names and in such denominations (subject to any ownership restrictions) as the Initial Purchaser requests upon notice to the Company at least two days prior to the Closing Date and shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the aggregate purchase price therefor by wire transfer of same-day funds. Such delivery of and payment for the Shares shall be made at the offices of Andrews & Kurth L.L.P., 1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006, at 10:00 a.m., eastern time, on February 18, 1997, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificates for the Shares available for checking and packaging by the Initial Purchaser at least 24 hours prior to the Closing Date.

     4.   Offering of Shares; Restrictions on Transfer.
          --------------------------------------------

          (a) The Initial Purchaser represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) with respect to Shares sold in reliance on Regulation S, by means of any directed selling efforts and
(ii) it has solicited and will solicit offers to buy the Shares only from, and has offered and will offer, sell to or deliver the Shares only to, (A) persons who it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a certificate in the form of Exhibit A hereto, (B) persons who it reasonably believes to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to it a letter in the form of Exhibit B hereto or
(C) persons to whom, and under circumstances which, it reasonably believes offers and sales of Shares may be made without registration of the Shares under the Act in reliance upon Regulation S thereunder, and who provide to it a letter in the form of Exhibit C hereto. The Initial Purchaser also represents and warrants and agrees that it has offered and will offer to sell the Shares only to, and has solicited and will solicit offers to buy the Shares only from, persons that in purchasing such Shares will be deemed to have represented and agreed as provided under "Notice to Investors" in Exhibit D hereto. The Initial Purchaser represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for any Shares being offered in reliance on Regulation S. The Initial Purchaser further represents and warrants that, in the case of any sale of Shares to a distributor, a dealer (as defined in Section 2(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one-year restricted period set forth in Rule 903(c)(3)(iii) of Regulation S, it will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

          (b) The Purchaser represents and warrants that (i) it has not offered or sold and will not offer or sell any Shares to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (c) The Initial Purchaser understands that the Company and, for the purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and the truth of the forgoing representations and Initial Purchaser hereby consents to such reliance.

     5.   Covenants of the Company.  The Company covenants and agrees with the
          ------------------------
Initial Purchaser that:

          (a) The Company will furnish to the Initial Purchaser, without charge, such copies of the Final Memorandum and any supplements or amendments thereof as the Initial Purchaser may reasonably request.

          (b) The Company will cooperate with the Initial Purchaser and its counsel in arranging for the qualification or registration of the Shares for offering and sale under, or establishing an exemption from such qualification or registration under, the securities or blue sky laws of such jurisdictions as the Initial Purchaser may designate.

          (c) If, at any time prior to the completion of the sale of the Shares by the Initial Purchaser as determined by the Initial Purchaser, (i) any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with the Act or the rules or regulations of the Commission thereunder, or (ii) the Company receives any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or any exemption from such registration or qualification, in any jurisdiction, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the Company's expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Initial Purchaser so requests, to obtain the lifting thereof as promptly as possible.

          (d) The Company shall, during any period in the three years (or such shorter period as may then be applicable under the Act regarding the holding period for securities under Rule 144(k) of the Act or any successor rule) after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Shares in connection with any sale thereof and any prospective purchaser of Shares from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Act, and any such 144A information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (e) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          (f) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Shares within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

          (g) Neither the Company or any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Shares in a manner which would require the registration of the Shares under the Act.

          (h) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Final Memorandum.

          (i) The Company will not, directly or indirectly, without the prior written consent of the Initial Purchaser, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock (i) prior to the Closing Date and (ii) for a period of 180 days after the Closing Date, except pursuant to this Agreement and except for the grant of stock options or other awards pursuant to the Company's Long-Term Stock Incentive Plan or issuances pursuant to the exercise of such options or other awards.

          (j) The Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets or liabilities, or the Offering, without the prior written consent of the Initial Purchaser.

          (k) The Company shall use reasonable efforts in cooperation with the Initial Purchaser to obtain permission for the Shares sold to Qualified Institutional Buyers, as such term is defined in Rule 144A under the Securities Act to be eligible for clearance and settlement through the Depository Trust Company.

          (l) During the period of 3 years hereafter, the Company will furnish to the Initial Purchaser (i) as soon as practicable after the end of each fiscal year, copies of annual distributions of audited financial statements containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereof of the Company's independent public accountants;
(ii) as soon as practicable after the issuance or filing thereof, copies of quarterly distributions of unaudited financial statements, all current and periodic reports promptly following the issuance or filing thereof by the Company with any securities exchange, the Commission or any other regulatory authority with whom the Company's securities are then registered; and (iii) until the Company has conducted an initial public offering of its securities, a description of any event having a Material Adverse Effect; and, (iv) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (m) The Company will continue to elect to qualify as a REIT under the Code and will use its best efforts to continue to meet the requirements to qualify as a REIT.

          (n) The Company will retain Deloitte & Touche LLP, as its qualified accountants and such qualified tax experts as the Company may identify for a period of not less than 2 years beginning on the Closing Date to assist the Company in developing appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the 1940 Act.

          (o) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

          (p) Upon the Closing, the Company shall automatically grant to the Initial Purchaser the right of first refusal to act as exclusive financial advisor, underwriter or agent, as the case may be, in connection with the Company's future financings, strategic opportunities and initiatives, including
(i) any sale of assets or stock, merger or acquisition, (ii) an offering of equity or debt securities, (iii) any securitization or similar transaction, (iv) any exercise of warrants or options to purchase the Company's securities by employees, agents or others pursuant to a cashless exercise or other exercise program for a term of one year. The one-year term shall be renewed annually unless terminated by the Company or the Initial Purchaser. Upon notice of termination by the Company or the Initial Purchaser, the term of the right of first refusal shall continue for an additional one-year period.

     6.   Expenses.  The Company will pay all costs and expenses incident to the
          --------
performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, this Agreement, the Registration Rights Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (v) the qualification or exemption of the Shares under state securities and blue sky laws, and (vi) the designation of the Shares as PORTAL eligible securities by the National Association of Securities Dealers, Inc. PORTAL Market. If the sale of the Shares provided for herein is consummated, the Company will reimburse the Initial Purchaser for its reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the purchase and sale of the Shares in an amount equal to $80,000. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a breach or default of the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Shares provided that such expenses do not exceed a total of $125,000, without the written consent of the Company. The Company shall not in any event be liable to the Initial Purchaser for the loss of anticipated profits from the transactions covered by this Agreement. Notwithstanding the foregoing, the Initial Purchaser will pay 60% of the blue sky fees and expenses incurred in connection with the Offering.

     7.   Conditions of the Initial Purchaser's Obligations. The obligation of
          -------------------------------------------------
the Initial Purchaser to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) (i) The Offering contemplated by this Agreement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to subsection 5(b) not later than the Closing Date, and
(ii) at the Closing Date no stop order suspending the sale of the Shares shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (b) The Final Memorandum, or any supplement thereto, will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, in the form of Exhibit E.

          In rendering any such opinion, such counsel may rely, as to matters of local law, on opinions of local counsel, and as to matters of fact on certificates of responsible officers of the Company and public officials, in which case their opinion is to state that they are so doing and that the Initial Purchaser is justified in relying on such opinions or certificates.

          References to the Final Memorandum in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

          (d) The Initial Purchaser shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

               (i) they are independent accountants with respect to the Company within the meaning of Rule 101 of the AICPA's Code of Professional Conduct;

               (ii) in their opinion, the audited financial statements examined by them and included in the Final Memorandum comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
     (iii), a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than three business days prior to the date of such letter, there were any changes in the capital stock or total debt of the Company or any decreases in assets or stockholders' equity of the Company, in each case compared with amounts shown on the December 18, 1996 balance sheet included in the

     Final Memorandum; and, except in all instances for changes, decreases or increases set forth in such letter; and

               (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Final Memorandum, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

          In the event that the letters referred to above set forth any such changes, decreases or increases which, in the reasonable discretion of the Initial Purchaser, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Initial Purchaser such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Initial Purchaser deems such explanation unnecessary.

          References to the Final Memorandum in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (e) The Initial Purchaser shall have received from Andrews & Kurth L.L.P., counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Initial Purchaser shall have received a certificate, dated the Closing Date, of Michael A.J. Farrell and Wellington J. St. Claire in their capacities as the Chief Executive Officer and Chairman of the Board and Vice Chairman of the Board, respectively, of the Company to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Final Memorandum, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) subsequent to the respective dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), the Company has not sustained any loss or interference with its business or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) The Initial Purchaser shall receive a certificate of the Secretary or Assistant Secretary of the Company certifying as to (i) the Articles of Incorporation of the Company and any amendments thereto, (ii) the Bylaws of the Company, and (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Registration Rights Agreement and the other offering documents and (iv) a specimen Common Stock certificate.

          (h) The Initial Purchaser shall have received from each officer and director of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Initial Purchaser, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the Closing Date.

          (i) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (j) At the Closing Date, the Company shall have delivered to the Initial Purchaser the duly authorized and executed Registration Rights Agreement.

          All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser and counsel for the Initial Purchaser shall reasonably request.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act, any applicable federal or state law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Preliminary Memorandum, the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of securities pursuant to Section 5(d) or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application");
                                                              -----------

               (ii) the omission or alleged omission to state in the Preliminary Memorandum, Final Memorandum or any amendment or supplement thereto, any Rule 144A Information or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared in cooperation with the Company and used in connection with the marketing of the Shares, including without limitation, slides, videos, films, tape recordings, and, such party or parties, as the case may be, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action;

     provided, however, the Company will not be liable in any such case to the
     --------  -------
extent that any such loss, claim, damage or liability arises out of or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company by the Initial Purchaser specifically for inclusion therein; provided, further, that the foregoing indemnity with respect
                   --------  -------
to any untrue statement contained in or omission from a Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser (or any person controlling the Initial Purchaser) from whom the person asserting any such loss, liability, claim, damage or action purchased the Shares which are the subject thereof if a copy of the Final Memorandum (or the Final Memorandum as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to such person as of or prior to the written confirmation of the sale of such Shares to such person if such untrue statement contained in or omission from such Preliminary Memorandum was corrected in the Final Memorandum (or the Final Memorandum as so amended or supplemented), and if the Company had previously furnished copies of such corrected Final Memorandum to the Initial Purchaser. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company will not, without the prior written consent of the Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Initial Purchaser or any person who controls the Initial Purchaser within the meaning of the Act or the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchaser and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in (i) the first sentence of the last paragraph of the cover page in the Preliminary Memorandum and the Final Memorandum and (ii) on the first, second and last sentences in the fourth paragraph under the caption "Plan of Distribution" in the Preliminary Memorandum and Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8, except to the extent the indemnifying party is prejudiced as a result of such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such
                        --------  -------
action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded or shall have been advised by its counsel that there may be one or more legal defenses available to it and/or other indemnified parties that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser, representing the indemnified parties under paragraph (a) of this Section 8 who are parties to such action or actions) or
(ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total Initial Purchaser's discount with respect to the Shares. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (c). Notwithstanding any other provision of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and in no case shall the Initial Purchaser be responsible for any amount in excess of the Initial Purchaser's discount applicable to the Shares purchased by the Initial Purchaser hereunder. For the purposes of this paragraph 8(c), each person, if any, who controls the Initial Purchaser within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, shall have the same rights to contribution as the Company.

     9.   Survival.  The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Act or the Exchange Act and their respective directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     10.  Termination.
          -----------

          (a) This Agreement may be terminated with respect to the Shares in the sole discretion of the Initial Purchaser upon notice to the Company given prior to the Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto:

               (i) the Company shall have, in the reasonable judgment of the Initial Purchaser, sustained any loss or interference with its business or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event, circumstance of development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading generally in securities on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall generally have been established on either such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of major hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Initial Purchaser, makes it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Final Memorandum, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except for the expenses to be paid by the Company pursuant to Section 6 and except as provided in Section 8 hereof.

     11.  Notices.  All communications hereunder shall be in writing and, if
          -------
sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: James Kleeblatt; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 1500 Harbour Boulevard, Weehawken, New Jersey 07087,
Attention: Chief Executive Officer with a copy of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Robert Mendelson.

     12.  Successors.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of the Act or the Exchange Act. This Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Shares from the Initial Purchaser merely by reason of such purchase.

     13.  Applicable Law.  The validity and interpretation of this Agreement,
          --------------
and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     14.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,

                              ANNALY MORTGAGE MANAGEMENT, INC.


                              By: /s/ Michael A.J. Farrell
                                 ____________________________________
                                 Name:  Michael A.J. Farrell
                                 Title: Chief Executive Officer and
                                         Chairman of the Board



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By: /s/ James R. Kleeblatt
   ___________________________________
   Name: James R. Kleeblatt
   Title:   Managing Director

                                   EXHIBIT A

                            CERTIFICATE OF RULE 144A
                         QUALIFIED INSTITUTIONAL BUYER


Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street, North
Arlington, Virginia 22209

Gentlemen:

     We certify, to enable you to make offers and sales of securities pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), that we are a qualified institutional buyer in that we satisfy the requirements of one or more of paragraphs (i) through (vi) hereof (check applicable box(es)).

[]   (i)   We are an entity referred to in sub-paragraphs (A) through (F) hereof and in the aggregate owned and invested on a discretionary basis, for our own account and the accounts of other persons, at least the amount of securities specified below (not less than $100 million), calculated as provided in Rule 144A as of the date specified below.

     []    (A) Corporation, etc. A corporation (other than a bank, savings and loan or similar institution referred to in (ii) below), partnership, Massachusetts or similar business trust, organization described in Section 501(c)(3) of the Internal Revenue Code, Small Business Development Company licensed by the U.S. Small Business Administration, under Section 301(c) or (d) of the Small Business Investment Act of 1958, or business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
     [ ]   (B) Insurance Company. An Insurance Company as defined in Section
           (13) of the Act.
     [ ] (C) ERISA Plan. An employee benefits plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974; or
     [ ] (D) State or Local Plan. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees; or
     [ ] (E) Investment Company. An investment company registered under the Investment Company Act of 1940 or any business development company as defined in Section 2(a)(48) of that Act; or
     [ ] (F) Investment Adviser. An investment adviser registered under the Investment Advisers Act of 1940.

[] (ii) Bank or Savings and Loan. We are a bank defined in Section3(a)(2) of the Act; a savings and loan association or other institution referenced in
     Section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution that

                                    Exh. A-1
     in the aggregate owned and invested on a discretionary basis, for our own account and the accounts of other persons, at least the amount of securities specified below (not less than $100 million), calculated as provided in Rule 144A, as of the date specified below and had an audited net worth of at least $25 million as of the end of our most recent fiscal year. (This paragraph does not include bank commingled funds.)


[] (iii) One of a Family of Investment Companies. We are an investment company registered under the Investment Company Act of 1940 that is part of a "family of investment companies", as defined in Rule 144A, that owned in the aggregate at least the amount of securities specified below (not less than $100 million), calculated as provided in Rule 144A, as of the date specified below.



[] (iv) Dealer. We are a dealer registered under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") that in the aggregate owned and invested on a discretionary for our own account and the accounts of other persons, at least the amount of securities specified below (not less than $10 million), calculated as provided in Rule 144A, as of the date specified below.

[] (v) Dealer (Riskless Principal Transaction). We are a dealer registered under Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer.

[] (vi) Entity Owned by Qualified Buyers. We are an entity, all of the equity owners of which are qualified institutional buyers (each satisfying one or more of (i) through (iv) above including, as applicable, the $100 million test).

     In calculating the amount of securities owned or invested by an entity as provided in Rule 144A: (a) repurchase agreements, securities owned but subject to repurchase agreements, swaps, bank deposit instruments, loan participation, securities of affiliates and dealers' unsold allotments are excluded; and (b) securities are valued at cost, except they may be valued at market if they are reported in financial statements at market and no current cost information is published.

     Each entity, including a parent or subsidiary, must separately meet the requirements to be a qualified institutional buyer under Rule 144A. Securities owned by any subsidiary are included as owned or invested by its parent entity for purposes of Rule 144A only if (1) the subsidiary is consolidated in the parent entity's financial statements and (2) the subsidiary's investments are managed under the parent entity's direction (except that a subsidiary's securities are not included if the parent entity is itself a majority-owned consolidated subsidiary of another enterprise and is not a reporting company under the Exchange Act).

     We further certify that we will purchase securities under Rule 144A from or through you only for our account or for the account of another entity which is a qualified institutional buyer. We will not purchase securities for another entity under Rule 144A unless it satisfies one or more paragraphs (i) through
(vi) above including, as applicable, the $100 million test.

                                    Exh. A-2

     We agree to notify you of any change in the certifications herein, and each purchase by us of securities under Rule 144A from or through you will constitute a reaffirmation of the certifications herein (as modified by any such notice) as of the time of such purchase.

Amount of Securities: $ _________________
 (State specific amount owned/invested - may be approximate, but no range or minimum)

Most Recent Fiscal Year-End: ____________
Date Owned/Invested: ____________________
 (Complete only if this date is after most recent fiscal year-end)

Date: _____________________, 19__________

By: _____________________________________

Name: ___________________________________

Title: __________________________________



* Certificate must be signed by the Institution's chief financial officer or another executive officer, except that if the Institution is a member of a "family of investment companies", the certificate must be signed by an executive officer of such Institution's Investment Adviser.

                                    Exh. A-3

                                 EXHIBIT B

                               INVESTMENT LETTER
                     FOR INSTITUTIONAL ACCREDITED INVESTORS


Annaly Mortgage Management, Inc.
1500 Harbour Boulevard
Weehawken, New Jersey 07087

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street, North
Arlington, Virginia  22209

Ladies and Gentlemen:

     In connection with our proposed purchase of ___ shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), we confirm that:

     1. We understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Shares within three years (or such shorter period as may then be applicable under the Securities Act) after the date of the original issuance of the Shares or within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Shares may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares), (iii) in an "offshore transaction" (within the meaning of Regulation S under the Securities Act) (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares), and, if such transfer is being effected prior to the expiration of the "one year restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Company and the Transfer Agent that such transfer is to a non-U.S. person (within the meaning of Regulation S) and that such transferee is acquiring the Shares in an offshore transaction (within the meaning of Regulation S), (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares) that has certified to the Company and the Transfer Agent that it is such an institutional

                                    Exh. B-1
accredited investor and is acquiring the Shares for investment purposes and not for distribution (provided that no transferor who has purchased Shares from any person other than a QIB or an institutional accredited investor pursuant to clause (iii) shall be permitted to transfer any Shares so purchased by it to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "one year restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act)), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act and in each case in accordance with any applicable securities laws of any state of the United States or other jurisdictions, and we will notify any purchaser of the Shares from us of the above resale restrictions, if then applicable. We further understand and agree that, in connection with any transfer of the Shares by us pursuant to clauses
(iii), (iv) or (v) of the previous sentence, we and the transferee of the Shares will deliver to the Company and the Transfer Agent certificates which may be obtained from the Company and the Transfer Agent and such other certificates and other information (including an opinion of counsel) as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          We are able to fend for ourselves in the transactions contemplated by the Offering Memorandum relating to the Shares, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Shares, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period of time and can afford the complete loss of such investment.

     3. We understand that the Company and Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser of the Shares (the "Initial Purchaser"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Shares, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchaser.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or, if the Shares are to be purchased for one or more accounts for which we are acting as fiduciary or agent, each such investor account is an institutional Accredited Investor on a like basis.

     5. We are acquiring the Shares for our own account (or such investor accounts set forth in paragraph 4) and not with a view to or for resale in connection with any distribution or public offering thereof in violation of the Securities Act.

     6. The Shares were not offered or sold to us by any form of general solicitation or general advertising.

     7. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. Plans cannot purchase Shares unless

                                    Exh. B-2

(i) they are represented in this regard by a "qualified professional asset manager" as that term is defined in U.S. Department of Labor Prohibited Transaction Exemption ("PTE") 84-14, and other conditions to the applicability of PTE 84-14 to the purchase and holding of Common Stock are satisfied, or (ii) the conditions to the applicability of (a) PTE 90-1 (for insurance company pooled separate accounts), (b) PTE 91-38 (for bank collective funds), (c) PTE 95-60 (for insurance company general accounts) or (d) PTE 96-23 (for in-house asset managers) to the purchase and holding of Common Stock are satisfied. By purchasing Common Stock, the investing Plan is deemed to represent and agree that its is so represented and that such conditions are satisfied.

     Employee benefit Plans that are governmental plans (as defined in section 3(32) of ERISA) are not subject to ERISA requirements but may be subject to somewhat similar provisions of other applicable federal or state law or legal restrictions on their ability to invest in shares of Common Stock. Accordingly, governmental plans should consult with legal counsel prior to making an investment.

     The sale of shares to Plans is in no respect a representation by the Company, the Initial Purchaser or any other person associated with the sale of the Shares that such Shares meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such shares are otherwise appropriate for Plans generally or any particular Plan.

     8. We understand that we and our professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum pursuant to which the Company is offering the Shares to certain qualified offerees. We represent and agree that prior to our agreement to purchase Shares we and our professional advisor(s), if any, will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares.

     9. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              _____________________________________
                              (Name of Purchaser)

                              By:__________________________________

                              Address:_____________________________
                                      _____________________________

                                    Exh. B-3

                                   EXHIBIT C

                   INVESTMENT LETTER FOR NON U.S. PURCHASERS

Annaly Mortgage Management, Inc.
1500 Harbour Boulevard
Weehawken, New Jersey  07087

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street, North
Arlington, Virginia  22209

Dear Sirs:

     In connection with our proposed purchase of _______ shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), we confirm that:

     1. We understand that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Shares within three years (or such shorter period as may then be applicable under the Securities Act) after the date of the original issuance of the Shares or within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Shares may be resold, pledged or transferred only (i) to the Company, (ii) so long as Shares are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares), (iii) in an "offshore transaction" (within the meaning of Regulation S under the Securities Act) (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares), and, if such transfer is being effected prior to the expiration of the "one year restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act) the transferee shall have certified to the Company and the Transfer Agent that such transfer is to a non-U.S. person (within the meaning of Regulation S) and that such transferee is acquiring the Shares in an offshore transaction (within the meaning of Regulation S), (iv) to an institution that is an "accredited investor" as defined in rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares) that has certified to the Company and the Transfer Agent that it is such an institutional accredited investor and is acquiring the Shares for investment purposes and not for distribution

(provided that no transferor who has purchased shares from any person other than a QIB or an institutional accredited investor pursuant to clause (iii) shall be permitted to transfer any Shares so purchased by it to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "one year restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act)), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act and, in each case in accordance with any applicable securities laws of any state of the United States or other jurisdictions, and we will notify any purchaser of the Shares from us of the above resale restriction, if then applicable. We further understand and agree that, in connection with any transfer of the Shares by us pursuant to clause (iii), (iv) or (v) of the previous sentence, we and the transferee of the Shares will deliver to the Company and the Transfer Agent certificates which may be obtained from the Company and the Transfer Agent and such other certificates and other information, including an opinion of counsel, as the Company and the Transfer Agent may request, to confirm that any such transfer complies with the foregoing restrictions.

          We are able to fend for ourselves in the transactions contemplated by the Offering Memorandum relating to the Shares, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Shares, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period of time and can afford the complete loss of such investment.

     3. We have made ourselves familiar with the rules and restrictions set forth in Regulation S.

     4. We have not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for any of the Shares being offered in reliance on Regulation S.

     5. We understand that the Company and Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser of the Shares (the "Initial Purchaser"), and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements herein and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Shares, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchaser.

     6. We are not a U.S. person (and are not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

     7. Our principal address is outside the United States and we were outside the United States at the time that any offer of the Shares was made to us and the time that the buy order for our purchase of the Shares was originated.

     8. We understand that we and our professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum pursuant to which the Company is offering the Shares to certain qualified offerees. We represent and agree that prior to our agreement to purchase Shares we and our professional advisor(s), if any, will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares.

     9. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                         Very truly yours,


                         ------------------------------------
                         (Name of Purchaser)


                         By:_________________________________

                                   EXHIBIT D

                              NOTICE TO INVESTORS

OFFERS AND SALES BY THE INITIAL PURCHASER

     The Shares have not been registered under the Securities Act and may not be offered or sold except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Shares are being offered and sold only (1) in the United States to "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("Qualified Institutional Buyers") and to a limited number of other institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Qualified Institutional Buyer that is a purchaser of Shares from the Initial Purchaser will be required to sign a certificate in the form of Exhibit A hereto. Each institutional Accredited Investor that is a purchaser of Shares from the Initial Purchaser will be required to sign a certificate in the form of Exhibit B hereto. Each foreign purchaser that is a purchaser of Shares from the Initial Purchaser ("Initial Foreign Purchaser") will be required to sign a certificate in the form of Exhibit C hereto.

INVESTOR REPRESENTATIONS AND RESTRICTIONS ON RESALE

  Each purchaser of the Shares will be deemed to have represented and agreed as follows:

          1.   Either:

               (a) it is not a U.S. person (within the meaning of Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of any U.S. person and, at the time its buy order for the Shares was originated and at the time that any offer for the Shares was made to it, it was outside the United States; it has made itself familiar with the rules and restrictions set forth in Regulation S; and it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for any of the Shares being offered in reliance on Regulation S; or

               (b) it is a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act and is aware that any sale of the Shares to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another Qualified Institutional Buyer; or

               (c) it is an institutional "Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or, if the Shares are to be

                                    Exh. D-1
          purchased for one or more accounts for which it is acting as fiduciary or agent, each such investor account is an institutional Accredited Investor on a like basis; it is acquiring the Shares for its own account (or such investor accounts) and not with a view to or for resale in connection with any distribution or public offering thereof in violation of the Securities Act; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Shares; it is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time and it (or such account) is able to bear such risk for an indefinite period; and the Shares were not offered or sold to it by any form of general solicitation or general advertising;

          2. it acknowledges that the Shares have not been registered under the Securities Act and may not be sold except as permitted below;

          3. it understands and agrees (x) that such Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within three years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) of the Securities Act or any successor rule) after the date of original issuance of the Shares or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Shares on which the applicable legend set forth below appears, such Shares may be resold, pledge or transferred only (i) to the Company, (ii) so long as such Shares are eligible for resale pursuant to Rule 144A, to a person who the transferor reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares if such Shares are not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares if such Shares are not in book-entry form), and if such transfer is being effected pursuant to this clause
     (iii) prior to the expiration of the "one year restricted period" (within the meaning of Rule 903 (c)(3) of Regulation S), the transferee shall have certified to the Company and the Transfer Agent that such transferee is a non-U.S. Person (within the meaning of Regulation S) and that such transferee is acquiring the Shares in an offshore transaction (within the meaning of Regulation S), (iv) to an institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate representing the Shares if such Shares are not in book-entry form) who has certified to the Company and the Transfer Agent that such transferee is an institutional Accredited Investor and is acquiring the Shares for investment purposes and not for distribution (provided that no Purchaser who has purchased Shares from any

                                    Exh. D-2
     person other than a Qualified Institutional Buyer or an institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Shares so purchased by it to an Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "one year restricted period" (within the meaning of Rule 903(c)(3) of Regulation
     S )), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act in each case in accordance with any applicable securities laws of any state of the United States or other jurisdictions; (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Shares from it of the resale restrictions referred to in (A) above, if then applicable; and
     (C) with respect to any transfer of Shares pursuant to clauses (A)(iii),
     (iv) or (v) above, such holder and the transferee will deliver to the Company and the Transfer Agent certificates which may be obtained from the Company and such other certificates and other information, including an opinion of counsel, as they may reasonably require to confirm that the transfer by it to the transferee complies with the foregoing restrictions;

          4.  it understands that the notification requirements referred to in
     3. above will be satisfied by virtue of the fact that the following legend will be placed on the certificates representing the Shares unless otherwise agreed by the Company:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR OF ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED PRIOR TO THE EXPIRATION

                                   Exh. D-3

     OF THE "ONE YEAR RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRANSFER AGENT, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION (PROVIDED THAT NO PURCHASER WHO HAS PURCHASED SHARES FROM ANY PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO CLAUSE (3) SHALL BE PERMITTED TO TRANSFER ANY SHARES SO PURCHASED BY IT TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "ONE-YEAR RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS; AND (B) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR ANY ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 901 UNDER) REGULATION S UNDER THE SECURITIES ACT";

                                   Exh. D-4

          5. it understands that the Company, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by it by its purchase of the Shares are no longer accurate, it shall promptly notify the Company and the Initial Purchaser. If it is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account;

          6. if it is a purchaser in a sale that occurs outside the United
     States within the   meaning of Regulation S under the Securities Act, it
     acknowledges that until the expiration of the "one year restricted period" within the meaning of Rule 903 of Regulation S under the Securities Act, any offer or sale of the Shares shall not be made by it within the United States or to, or for the account or benefit of, a U.S. person within the meaning of Rule 902(o) of the Securities Act; and

          7. it understands that the sale of Shares to Plans is in no respect a representation by the Company, the Initial Purchaser or any other person associated with the sale of the Shares that such Shares meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such Shares are otherwise appropriate for Plans generally or any particular Plan.

                                   Exh. D-5

                                   EXHIBIT E

                   FORM OF OPINION OF COUNSEL TO THE COMPANY
                  [Letterhead of Morgan, Lewis & Bockius LLP]


                                              Date

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

We have acted as counsel to Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a preliminary offering memorandum, dated January 27, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated February 12, 1997 (the "Final Memorandum"), relating to the sale by the Company to you (the "Initial Purchaser") of 3,600,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock").

The Shares are being sold pursuant to a Purchase Agreement, dated February 12, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchaser.

In connection with rendering the opinions expressed herein, we have examined, among other things, copies of (i) the Articles of Incorporation and the Articles of Amendment and Restatement of the Company, each as amended to date, (ii) the by-laws of the Company, as amended to date, (iii) the Preliminary Memorandum,
(iv) the Final Memorandum, (v) the Purchase Agreement and (vi) the Registration Rights Agreement, dated February 12, 1997, between the Company and the Initial Purchaser (the "Registration Rights Agreement").

We have also examined originals, or copies satisfactory to us, of all such corporate records, agreements, certificates, governmental orders, permits and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinions (including determinations with respect to the question of materiality to the Company's business), we have relied, among other things, upon the representations and warranties of the Company and the Initial Purchaser in the Purchase

                                   Exh. E-1

Agreement, certificates of public officials and certificates of officers or other representatives of the Company.

We have participated in conferences with representatives of the Company, representatives of the independent auditors of the Company and representatives of the Initial Purchaser, at which conferences the contents of the Preliminary Memorandum and the Final Memorandum were discussed and, although we have not established or confirmed factual matters and are not passing upon and do not assume any responsibility for the factual accuracy or completeness of the Preliminary Memorandum or the Final Memorandum, on the basis of the foregoing nothing has come to our attention to cause us to believe that the Preliminary Memorandum, as of its date, or the Final Memorandum, as of the date hereof (except for financial statements and schedules and other financial and statistical data included therein, as to which we state no belief) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinions expressed below are limited to the laws of the State of New York, United States Federal law and the Maryland General Corporation Law, except to the extent provided in paragraph 2 of this opinion letter. The opinion expressed in paragraph 1 is based solely upon our review of a Certificate of Good Standing from the State Department of Assessments and Taxation of the State of Maryland. The opinion in the first sentence of paragraph 2 is bases solely upon our review of a Certificate of Existence from the New Jersey Department of State. The opinions expressed below are also subject to the qualifications that we have assumed the due authorization, execution and delivery by each party thereto other than the Company of the Purchase Agreement and the Registration Rights Agreement (collectively, the "Agreements"), the legal right and power of each such party under all applicable laws and regulations to execute, deliver and perform its obligations under the Agreements, and the validity, binding effect and enforceability of the Agreements against such persons in accordance with the terms thereof. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring only to the actual knowledge (after such inquiry as we have considered appropriate) of those of our attorneys who have represented the Company in connection with the transactions contemplated by the Agreements.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.   The Company is authorized to transact business as a foreign corporation in
the State of New Jersey and such authorization is in full force and effect.   We
are not aware of any other state in which the Company is required to be qualified to transact business as a foreign corporation and in which the failure to be so qualified would have a material adverse effect.

                                    Exh. E-2

3. The Company has the corporate power to own or lease its properties and conduct is business as described in the Final Memorandum, and the Company has the corporate power to enter into the Agreements and to carry out the terms and provisions thereof to be carried out by it.

4. To our knowledge, the Company has no subsidiaries and does not own, directly or indirectly, any shares of stock or other equity securities of any corporation or any equity interest in any firm, partnership, join venture, association or other entity.

5. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any statutory preemptive rights or, to our knowledge, other preemptive rights or other rights to subscribe for or purchase securities; the Shares have been duly authorized by all necessary corporate action of the Company and, when issued, paid for and delivered pursuant to the Purchase Agreement, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any statutory preemptive rights or, to our knowledge, other preemptive or other rights to subscribe for any of the Shares; and, to our knowledge, no holders of securities of the Company are entitled to have such securities registered under the Securities Act of 1933, as amended (the "Securities Act"), other than pursuant to the Registration Rights Agreement.

6. The statements set forth under the headings "Description of Capital Stock," "ERISA Consideration" and "Certain Federal Income Tax Considerations" in the Final Memorandum, insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by us and are accurate in all material respects.

7. The execution and delivery of the Agreements have been duly and validly authorized by all necessary corporate action of the Company, the Agreements have been duly executed and delivered by the Company, and each Agreement (except as to those provisions relating to indemnity or contribution for liabilities arising under the Securities Act as to which we express no opinion) is the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

8. To our knowledge, (a) no legal or govenmental proceedings are pending to which the Company is a party or to which the property of the Company is subject and (b) no such proceedings are threatened against the Company or with respect to any of its properties.

9. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Agreements, except for such consents, approvals, authorizations or orders as have been obtained, the registration statement to be filed pursuant to the Registration Rights Agreement which, in accordance with the terms thereof, must be declared effective by the Securities and Exchange

                                    Exh. E-3

Commission, and such consents, approvals, authorizations or orders as may be required under the blue sky laws of any jurisdiction in conneciton with the purchase and resale of the Shares by the Initial Purchaser.

10. Neither the issue and sale of the Shares, the execution and delivery of the Agreements, nor the consummation of any of the transactions therein nor the fulfillment of the terms thereof will conflict with, result in a breach or violaiton of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the terms of any Material Agreement to which the Company is a party or by which the Company or any of its properties is bound, or any statute or any judgment, order, rule or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company. For purposes of our opinion, "Material Agreement" means any indenture, credit agreement, mortgage, deed of trust, lease or other material agreement or instrument identified on Schedule A which the
                                                        ----------
Company has certified to us, and to our knowledge are the only indentures, credit agreemetns, mortgages, deeds of trust, leases or other material agreemetns or instruments to which the Company is a party or by which the Company or any of its properties is bound.

11. It is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by the Purchase Agreement, the Preliminary Memorandum and the Final Memorandum to register the Shares under the Securities Act, except as is contemplated by the Registration Rights Agreement.

12. Assuming that at all times either (a)(i) the Company's outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons within the meaning of Section 3(c)(1) of the Investment Company Act of 1940, as amended ("1940 Act"), and (ii) the Company is not making and does not at any such time propose to make, a public offering of its securities, or
(b)(i) the Company is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and (ii) the Company is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate within the meaning of Section 3(c)(5)(C) of the 1940 Act, the Company is not, and the transactions contemplated by the Purchase Agreement will not cause the Company to become, an "investment company" under the 1940 Act. We note for your information that there are other available exceptions under the 1940 Act from the definition of "investment company" thereunder.

13. The specimen stock certificate of the Company is in due and proper form under Maryland law to evidence shares of the Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements; and the Common Stock conforms in all material respects to the description contained in the Final Memorandum.

14. To our knowledge, the Company is not in violation of its articles of incorporation or by-laws or other organizational documents or in breach of or default under any provision of any Material Agreement, except where such default would not have a Material Adverse Effect.

                                    Exh. E-4

15. Commencing with the Company's taxable year ending December 31, 1997, and assuming the Company operates in the manner described in the Final Memorandum and in all respects in accordance with the representations, warranties and agreements set forth in a certificate of the Company addressed to us dated the date hereof, a copy of which is attached as Exhibit A hereto, the Company will
                                            ---------
be organized in conformity with the requirements for qualification as a REIT under the Code (as defined in the Purchase Agreement), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

16. Assuming that the Company does not solicit, accept or receive from others funds, securities or property, either directly or through capital contributions, the sale of stock or otherwise, for the purpose of trading in any commodity (as defined in the Commodity Exchange Act, as amended (the "Commodity Act")) for future delivery on or subject to the rules of any contract market (as defined in the Commodity Act), the Company is not required to be registered as a commodity pool operator under the Commodity Act.

Our opinon in paragraph 7 is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) certain laws and judicial decisions relating to certian rights or remedies which, among other things, may affect the availability of the remedies provided in the Agreements, and (iii) general equitable principles (whether condsidered in a proceeding in equity or at law).

In connection with our opinion set forth in paragraph 11 above, we have assumed
(i) that the offer, issuance, sale and delivery of the Shares to you and the reoffer, resale and delivery thereof to subsequent purchasers have been conducted solely in the mangger contemplated by the Preliminary Memorandum, the Final Memorandum and the Purchase Agreement, (ii) the accuracy of the representations and confirmations contained in the Preliminary Memorandum, the Final Memorandum, the Purchase Agreement and the Investor Letters referred to below, (iii) that each offer and sale of Shares made in reliance on Regulation S has been and will be made in an offshore transaction (as defined in Regulation
S) and to a person who is not a U.S. person (as defined in Regulation S) or a person acquiring the securities for the account or benefit of any U.S. person who has exeucted and delivered to the Initial Purchaser and the Company and Investor Letter in the form of Exhibit C to the Purchase Agreement, (iv) that each offer and sale of Shares made in reliance on Rule 144A has been and will be made to a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) which has been made aware that the seller of the Shares may rely on the exemption from registration provided under Rule 144A, which has been provided with the information described in Rule 144A(d)(4) under the Securities Act, and which has executed a certificate in the form of Exhibit A to the Purchase Agreement, and (v) that each offer and sale of Shares to institutional accredited investors has been and will be made to a person with whom the Initial Purchaser has a preexisting relationship as a result of which the Initial Purchaser has reason to believe that such person has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of

                                    Exh. E-5
an investment in the Shares, and that each such institutional accredited investor has executed and delivered to the Company and Investor Letter in form of Exhibit B to the Purchase Agreement.

This opinion is furnished by us at your request for your sole benefit and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose. No other person or entity shall be entitled to rely on this opinon without our express written consent. This opinon shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

                                    Exh. E-6